Exhibit (d)(xix) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                                   SCHEDULE A
                                     to the
                          Investment Advisory Contract
                           Effective January 11, 2006

FUNDS                                                FEE (BASED ON AVERAGE
                                                         DAILY NET ASSETS)
MTB Balanced Fund                                                     0.65%
MTB Equity Income Fund                                                0.70%
MTB Equity Index Fund                                                 0.20%
MTB Income Fund                                                       0.60%
MTB Intermediate-Term Bond Fund                                       0.70%
MTB International Equity Fund                                         1.00%
MTB Large Cap Growth Fund II                                          0.85%
MTB Large Cap Stock Fund                                              0.85%
MTB Large Cap Value Fund II                                           0.70%
MTB Managed Allocation Fund - Aggressive Growth                       0.25%
MTB Managed Allocation Fund - Aggressive Growth II                    0.25%
MTB Managed Allocation Fund - Conservative Growth                     0.25%
MTB Managed Allocation Fund - Conservative Growth II                  0.25%
MTB Managed Allocation Fund - Moderate Growth                         0.25%
MTB Managed Allocation Fund - Moderate Growth II                      0.25%
MTB Maryland Municipal Bond Fund                                      0.70%
MTB Mid Cap Growth Fund                                               0.85%
MTB Multi Cap Growth Fund                                             0.70%
MTB New York Tax-Free Money Market Fund                               0.40%
MTB Pennsylvania Municipal Bond Fund                                  0.70%
MTB Pennsylvania Tax-Free Money Market Fund                           0.40%
MTB Prime Money Market Fund                                           0.40%
MTB Short Duration Government Bond Fund                               0.60%
MTB Short-Term Corporate Bond Fund                                    0.70%
MTB Small Cap Growth Fund                                             0.85%
MTB Small Cap Stock Fund                                              0.85%
MTB Tax-Free Money Market Fund                                        0.40%
MTB U.S. Government Money Market Fund                                 0.40%
MTB VIRGINIA MUNICIPAL BOND FUND                                      0.70%

Witness the due execution hereof this 11th day of January, 2006.


MTB INVESTMENT ADVISORS, INC.           MTB GROUP OF FUNDS


By:  /s/ William F. Dwyer               By:  /s/ Judith J. Mackin
Name:  William F. Dwyer                 Name:  Judith J. Mackin
Title:  President                       Title:  Vice President



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